UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2008

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Mannatech under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 11, 2008, Mannatech, Incorporated announced that on July 9, 2008, Magistrate Judge Jeff Kaplan in the U.S. District Court for the Northern District of Texas, Dallas Division, issued a Memorandum Opinion finding that Glycoproducts International Inc., (Glycobiotics) infringed both Mannatech patents at issue in the case (U.S. Patent No.6,929,807 and U.S. Patent No.7,157,431). This ruling resolves all issues in this case with Mannatech winning on all patent and trademark infringement claims brought against Glycobiotics.

The judge’s opinion states that Mannatech “is entitled to judgment as a matter of law that defendant (Glycobiotics) infringed and induced others to infringe claims 1, 5, 6, 8, and 9 of the ‘807 Patent.” This is in addition to the jury’s earlier finding of willful infringement by Glycobiotics of Mannatech’s ‘431 patent.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
99.1*	Press release, dated July 11, 2008, entitled “Judge Validates Both Mannatech Ambrotose® Patents in Case Against Glycoproducts International.”

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Mannatech has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: July 14, 2008	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press release, dated July 11, 2008, entitled “Judge Validates Both Mannatech Ambrotose® Patents in Case Against Glycoproducts International.”

*	Filed herewith.